EXHIBIT 10.28

**-CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

28 September 2012

ABAXIS, Inc.
3240 Whipple Road
Union City, CA  94587
Attn:           Martin Mulroy
Chief Commercial Officer
North American Animal Health Business

Re:  Initial Purchase Order Commitment

Dear Mr. Mulroy:

This letter confirms our commitment to ABAXIS to submit purchase orders totaling not less than $15 million for purchase of Products pursuant to that certain Non-Exclusive Distribution Agreement (the “Agreement”) between MWI and ABAXIS executed and delivered as of the date of this letter agreement.  Capitalized terms not defined in this letter have the meaning in the Agreement.

Specifically, MWI’s initial commitment as part of the Agreement shall be for a minimum of two non-cancellable purchase orders (the “Committed Orders”) for Products consisting of equipment, consumable reagents and rapid tests pursuant to the Agreement as follows:  (a) not less than $6 million of Product Orders by November 15, 2012 with shipment dates not later than December 20, 2012; and (b) not less than an additional $9 million of Product Orders by March 1, 2013 (for which MWI will provide ABAXIS with a non-binding forecast by February 15, 2013) with shipment dates not later than March 20, 2013.  The Committed Orders will provide that payment for the Products shall be made by MWI in three installments, with one-third (1/3) due 30 days after the date of shipment, one-third (1/3) due 60 days after the date of shipment and one-third (1/3) due 75 days after the date of shipment.   Notwithstanding anything to the contrary contained in the Agreement, /**/ on all consumable reagents and rapid tests purchased in the Committed Orders as well as any orders for consumable reagents and rapid tests shipped by ABAXIS prior to March 31, 2013.  If ABAXIS is unable to ship the Committed Orders by the applicable dates, the parties agree that /**/ consumable reagents and rapid tests /**/ such Committed Orders whenever shipped by ABAXIS.

This letter constitutes the entire understanding with respect to the Committed Orders and shall otherwise be governed by the terms of Sections 16 – 23 of the Agreement.

If you are in agreement with the understanding, please countersign where indicated below.  MWI is very pleased to begin a new relationship and looks forward to a successful relationship.

MWI VETERINARY SUPPLY CO.

/s/ Mary Pat Thompson
Name: Mary Pat Thompson
Title: CFO

 Accepted and Agreed:

ABAXIS, Inc.

/s/ Martin Mulroy

Martin Mulroy
Chief Commercial Officer